Exhibit 10.1

WAIVER AND EXCHANGE AGREEMENT

This WAIVER AND EXCHANGE AGREEMENT (the “Agreement”) is entered into as of May 25, 2021 (the "Effective Date"), by and between Charlies Holdings, Inc., a Nevada corporation (the “Company”), and the parties set forth on the signature pages attached hereto (collectively, the “Holders”).

RECITALS

WHEREAS, the Holders are the registered holders and the beneficial owners of all of the issued and outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”);

WHEREAS, Pursuant to the terms of the Certificate of Designation Preferences and Rights of the Series A Convertible Preferred Stock (the “Series A Certificate of Designation”), the Series A Preferred is currently entitled to a cash dividend in the amount of eight percent (8%) of the Stated Value, for a total cash value of $1,649,986 (the "Dividend Payment");

WHEREAS, certain Holders have elected to receive their portion of the Dividend Payment in shares of the Company's common stock, par value $0.001 ("Common Stock"), instead of cash, as set forth on the respective signature pages attached hereto;

WHEREAS, the Company desires to pay to the Holders the Dividend Payment, in the form of cash or shares of Common Stock as set forth on the signature pages hereto, and the Holders desire to receive the Dividend Payment in the form of payment set forth on the signature pages thereto, as full consideration for the Dividend Payment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

1. Payment of Dividend; Closing. The Company shall pay each Holder in cash or shares of the Company's Common Stock, as set forth next on the signature page for each respective Holder, pursuant to the terms set forth hereinbelow.

1.1. Exchange in Satisfaction of Dividend Payment. Subject to the terms and conditions hereinafter set forth, each Holder (individually a "Stock Payee", and collectively the "Stock Payees") requesting such Stock Payee's respective amount of the Dividend Payment (each individual Stock Payee's respective amount the "Stock Payee Indebtedness") to be paid in the form of shares of Common Stock (the "Stock Payment") hereby agrees to consummate an exchange of such Stock Payee's right to the Stock Payee Indebtedness in cash for shares of Common Stock (the "Exchange"), pursuant to which the entire Stock Payee Indebtedness shall be exchanged for that number of shares of Common Stock (the “Shares”) equal to the total Stock Payee Indebtedness divided by $0.0044313. In connection therewith, subject to the terms and conditions contained herein, each Stock Payee hereby subscribes for, and agrees to accept from the Company, the Stock Payment, in lieu of repayment of all amounts due under the terms of the Series A Certificate, and the Company agrees to issue the Shares to each Stock Payee.

1.2. Delivery of Cash Payment in Satisfaction of Dividend Payment.  Subject to the terms and conditions herein, the Company agrees to deliver to each Holder not electing to receive a Stock Payment (individually a "Cash Payee", and collectively, the "Cash Payees") a cash payment (the "Cash Payment", and collectively with the Stock Payment, the "Settlement Amount") equal to each Holder's respective portion of the Dividend Payment in cash (the "Cash Payee Indebtedness", and collectively with the Stock Payee Indebtedness, the "Indebtedness") no later than two (2) business days after the Effective Date. Payment of the Cash Payee Indebtedness shall be in the form of a wire transfer in immediately available funds to an account designated by each Cash Payee on the signature pages for each Cash Payee attached hereto.

1.3. Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) to be held two (2) business days after the Effective Date (the “Closing Date”), or such later date as agreed to by the parties in writing.

2. Release.

2.1. Satisfaction of Indebtedness.  Upon delivery of the Settlement Amount by the Company in accordance with this Agreement, each Holder hereby agrees that the Indebtedness will have been fully and completely satisfied.

2.2. Covenants Not to Sue.  Effective upon the delivery of the Settlement Amount by the Company to the Holders in accordance with this Agreement, each Holder agrees that it shall not file suit or initiate legal proceedings against the Company, each of the Company’s past or present shareholders, members, predecessors, successors, parents and subsidiaries, partners, officers, directors, managers, employees, agents, servants, attorneys, assigns, transferees, beneficiaries, subrogees, insurers, or underwriters solely for the Company’s failure to deliver the Dividend Payment to any Holder when due pursuant to the terms of the Series A Certificate of Designation.

3. Representations of the Parties. Each party hereby represents and warrants to the others that:

(a) the execution and delivery and performance by such party of this Agreement: (i) is within such party’s power, (ii) has been duly authorized by all necessary action of such party, (iii) is not in contravention of such party’s organizational documents (as applicable), (iv) does not violate any law or regulation, or any order or decree of any governmental authority applicable to such party, and (v) does not conflict with, or result in the breach or termination, constitute or default under or accelerate any performance required by, any agreement to which such party is bound; and

(b) This Agreement has been duly executed and delivered by or on behalf of such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency, organization, moratorium and other laws affecting creditors’ rights and remedies in general.

4.    Representations of the Stock Payees. Each Stock Payee represents and warrants to the Company as set forth below.

4.1. Ownership. Each Holder is the sole legal owner of the shares of Series A Preferred held by such Holder. Each Holder has good, valid and marketable title to the shares of Series A Preferred held by such Holder, free and clear of any liens, pledges, charges, security interests, encumbrances or other adverse claims. Each Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the shares of Series A Preferred, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the shares of Series A Preferred.

4.2. Purchase for Own Account, Etc. Such Stock Payee is purchasing the Shares for such Stock Payee’s own account for investment purposes only and not with a view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and/or sales registered under the Securities Act. Such Stock Payee has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and is capable of evaluating the merits and risks of its investment in the Company. Such Stock Payee understands that it must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Shares. Notwithstanding anything in this Section 4.2 to the contrary, by making the representations herein, such Stock Payee does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

4.3. Accredited Investor Status. Such Stock Payee is an “Accredited Investor”, as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

4.4. Reliance on Exemptions. Such Stock Payee understands that the Shares are being offered and sold to such Stock Payee in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Stock Payee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Stock Payee set forth herein in order to determine the availability of such exemptions and the eligibility of such Stock Payee to acquire the Shares.

4.5. Information. All materials relating to the business, finances and operations of the Company (including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q) and materials relating to the offer and sale of the Shares which have been specifically requested by such Stock Payee or its counsel have been made available to such Stock Payee and its counsel, if any. Neither such inquiries nor any other investigation conducted by such Stock Payee or its counsel or any of such Stock Payee’s representatives shall modify, amend or affect such Stock Payee’s right to rely on the Company’s representations and warranties contained in Section 5, below. Such Stock Payee understands that its investment in the Shares involves a high degree of risk, including the risk of loss of its entire investment in the Shares.

4.6. Governmental Review. Such Stock Payee understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

4.7. Transfer or Resale. Such Stock Payee understands that (i) the sale or resale of the Shares have not been and are not being registered under the Securities Act or any state securities laws, and the Shares may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Shares; or (B) such Stock Payee shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) sold or transferred to an affiliate of such Stock Payee that agrees to sell or otherwise transfer the Shares only in accordance with the provisions of this Section 4.7, and that is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws.

4.8. Residency. Such Stock Payee is a resident of the jurisdiction set forth under such Stock Payee’s name on the Signature Page hereto executed by such Stock Payee.

4. Representations and Warranties of the Cash Payees. Each Cash Payee hereby represents and warrants to the Company that each Cash Payee is the sole legal of the shares of Series A Preferred held by such Cash Payee. Each Cash Payee has good, valid and marketable title to the shares of Series A Preferred held by such Cash Payee, free and clear of any liens, pledges, charges, security interests, encumbrances or other adverse claims. Each Cash Payee has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the shares of Series A Preferred, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the shares of Series A Preferred.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as set forth below.

(a) Organization and Qualification. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on (i) the Current Shares or the Exchange Shares, (ii) the ability of the Company to perform its obligations under this Agreement or (iii) the condition (financial or otherwise) or in the earnings, prospects, business, properties, surplus or results of operations of the Company;

(b) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Shares hereunder. No registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Holders as contemplated hereby.

(c) The Shares shall not contain any legend (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 (iii) if such Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent and/or the Holders if required by the transfer agent to effect the removal of the legend hereunder, or if requested by Holder.

6. Governing Law; Jurisdiction; Prevailing Parties. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the state of California, without regard to the conflicts of laws principles thereof. The parties hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the County of Orange, State of California. By execution hereof, the parties hereby covenant and irrevocably submit to the jurisdiction of the federal and state courts located in the County of Orange, State of California, and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail addressed to them or their agent, returned receipt requested, with the same force and effect as personally served upon them in the state of California. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party to such action of its reasonably attorney’s fees and disbursements.

7. Further Assurances. Each party agrees that it shall do and preform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificate, instruments, waivers and documents, as the other parties many reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns, including any transferees of the Series A Preferred.

9. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile (upon customary confirmation of receipt), addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice from such party.

10. Representation by Counsel. Prior to executing this Agreement, the Company and each of the Holders have had the benefit of the advice and counsel of their own independent attorneys in understanding and negotiating the terms of this Agreement.

11. Entire Agreement. This Agreement and the documents referred to herein, constitute the entire agreement between the parties pertaining to the subject matter hereof.

12. Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13. Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission (including without limitation a PDF attachment) shall be equally as effective as delivery of an original executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date in and set forth above.

CHARLIES HOLDINGS, INC.

By:
Name: David Allen
Title: Chief Financial Officer

HOLDER:

(Print or Type Name of Holder)

By:
Name:
Title:

ADDRESS:

Telephone:
Facsimile:
E-Mail:
Attention:
Jurisdiction: _________________________

Number of shares of Series A Preferred Held:
Dividend Payment Amount:
Cash Payment Election:  Amount of Cash Payment:
Stock Payment Election:  Number of Shares of Common Stock:
Tax Identification Number (for Stock Payees):